EXHIBIT  11

                 STATEMENT RE. COMPUTATION OF PER SHARE EARNINGS



The following calculation of per share earnings is based on the average number of shares outstanding for the six months ended June 30, 2005.

Number  of  shares  outstanding  as  at  June  30,  2005:      1,450,000  shares

Loss  for  the  six  months  ended  June  30,  2005:           $  20,487

Net  loss  per  common  share:                                  $  (0.01)
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No  shares  have  been  issued  between  June 30, 2005 and the date of this Form
SB-2A.